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                                                                     EXHIBIT 1.1

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of June 22, 2001 (this "AGREEMENT"), among PSI ENERGY, INC., an Indiana corporation (the "COMPANY") and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, ABN AMRO ROTHSCHILD LLC, AND J.P. MORGAN SECURITIES INC. as the initial purchasers (the "INITIAL PURCHASERS") of the First Mortgage Bonds, Series EEE, 6.65%, Due June 15, 2006 of the Company.

     This Agreement is made pursuant to the Purchase Agreement, dated as of June 15, 2001, among the Company and the Initial Purchasers (the "Purchase Agreement"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights provided for in the Agreement to the Initial Purchasers and their respective direct and indirect transferees. The execution of the Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     1.   CERTAIN DEFINITIONS.

     For purposes of this Registration Rights Agreement, the following terms shall have the following respective meanings:

          (a) "ADDITIONAL INTEREST" has the meaning assigned thereto in Section 2(c).

          (b)  "AFFILIATE" has the meaning given thereto in Rule 405.

          (c) "CLOSING DATE" means the date on which the Bonds are initially issued.

          (d) "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

          (e) "BONDS" means the First Mortgage Bonds, Series EEE, 6.65%, Due June 15, 2006, to be issued under the Indenture and sold by the Company to the Initial Purchasers, and First Mortgage Bonds (other than Exchange Bonds) issued in exchange therefor or in lieu thereof pursuant to the Indenture.

          (f) "EFFECTIVENESS PERIOD" means the period commencing with the date hereof and ending on the date that all Bonds have ceased to be Registrable Bonds.

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          (g)  "EFFECTIVE TIME," in the case of (i) an Exchange Offer, means the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and

          (ii) a "SHELF REGISTRATION" means the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

          (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, all as the same shall be amended from time to time.

          (i)  "EXCHANGE BONDS" has the meaning assigned thereto in Section
     2(a).

          (j)  "EXCHANGE OFFER" has the meaning assigned thereto in Section
     2(a).

          (k) "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning assigned thereto in Section 2(a).

          (l) "HOLDER" means each Initial Purchaser for so long as it owns any Registrable Bonds, and such of its respective successors and assigns who acquire Registrable Bonds, directly or indirectly, from such person or from any successor or assign of such person, in each case for so long as such person owns any Registrable Bonds.

          (m) "INDENTURE" means the Company's Indenture of Mortgage and Deed of Trust dated September 1, 1939, under which LaSalle National Bank is the successor trustee, as amended or supplemented by fifty-two supplemental First Mortgage Indentures thereto and as to be further amended and supplemented by a Fifty-Third Supplemental Indenture, as the same shall be amended from time to time.

          (n) "INITIAL PURCHASERS" mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Rothschild LLC, and J.P. Morgan Securities Inc.

          (o) "PERSON" means a corporation, association, partnership, limited liability company, business, individual, or any other entity or organization, including any government or political subdivision thereof or governmental agency.


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          (p)  "PARTICIPATING BROKER-DEALER" has the meaning assigned thereto in
     Section 6(a).

          (q) "PURCHASE AGREEMENT" means the Purchase Agreement dated as of June 15, 2001 among the Company and the Initial Purchasers.

          (r) "REGISTRABLE BONDS" means the Bonds; PROVIDED, HOWEVER, that the Bonds shall cease to be Registrable Bonds when (i) the Bonds have been exchanged for Exchange Bonds in an Exchange Offer as contemplated in
     Section 2(a); (ii) in the circumstances contemplated by Section 2(b), a registration statement registering the Bonds under the Securities Act has been declared or becomes effective and the Bonds have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement; (iii) the Bonds are sold pursuant to Rule 144 under circumstances in which any legend borne by the Bonds relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or the Bonds are eligible to be sold pursuant to paragraph (k) of Rule 144; or (iv) the Bonds shall cease to be outstanding.

          (s)  "REGISTRATION DEFAULT" has the meaning assigned thereto in
     Section 2(c).

          (t)  "REGISTRATION EXPENSES" has the meaning assigned thereto in
     Section 4.

          (u)  "REGISTRATION STATEMENT" has the meaning assigned thereto in
     Section 2(b).

          (v) "RESALE PERIOD" means the period beginning on the date the Shelf Registration Statement becomes effective and ending on the earlier of (i) the Shelf Registration Statement ceasing to be effective or (ii) the second anniversary of the Closing Date.

          (w) "RESTRICTED HOLDER" means (i) a holder that is an Affiliate of the Company, (ii) a holder who acquires Exchange Bonds outside the ordinary course of such holder's business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Bonds, or (iv) a broker-dealer who receives Bonds for its own account but did not acquire the Bonds as a result of market-making activities or other trading activities.

          (x) "RULE 144," "RULE 405" and "RULE 415" means, in each case, such rule promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.


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          (y)  "SECURITIES ACT" means the Securities Act of 1933 and the rules and regulations promulgated by the SEC thereunder, all as the same shall be amended from time to time.

          (z) "SHELF REGISTRATION STATEMENT" has the meaning assigned thereto in Section 2(b).

          (aa) "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

     Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

     2.   REGISTRATION UNDER THE SECURITIES ACT.

          (a) Except as set forth in Section 2(b), the Company agrees to use its reasonable best efforts to file under the Securities Act a registration statement (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to an offer to exchange (the "EXCHANGE OFFER") any and all of the Bonds for a like aggregate amount of Bonds issued by the Company, which have the same terms as the Bonds (and are entitled to the benefits of a trust indenture which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act, do not contain restrictions on transfers and do not contain provisions for the additional interest contemplated in Section 2(c) below (such new Bonds hereinafter called "EXCHANGE BONDS"). The Company agrees to use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act within 180 days after the Closing Date. The Company agrees to use its reasonable best efforts to register the Exchange Offer under the Securities Act on the appropriate form and to comply with all applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Company further agrees to use its reasonable best efforts to commence and complete the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective for all Bonds that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed completed only (i) if the Exchange Bonds received by holders (other than Restricted Holders) in the Exchange Offer for Bonds are, upon receipt, transferable by each such holder without restriction


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     imposed thereon by the Securities Act or the Exchange Act and without material restrictions imposed thereon by the blue sky or securities laws of a substantial majority of the States of the United States of America and
     (ii) upon the Company having exchanged, pursuant to the Exchange Offer, Exchange Bonds for all Bonds that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer.

          (b) If (i) because of any change in law or in applicable interpretations by the staff of the Commission, the Company is not permitted to effect the Exchange Offer or (ii) in the case of any holder, other than a Restricted Holder, that participates in the Exchange Offer, such holder does not receive Exchange Bonds on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an Affiliate of the Company), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), the Company shall file under the Securities Act as promptly as practicable a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the then Registrable Bonds, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, a "REGISTRATION STATEMENT"). The Company agrees to use its reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) the second anniversary of the Closing Date or (ii) such time as there are no longer any Registrable Bonds outstanding. The Company further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the holders of the Registrable Bonds copies of any such supplement or amendment promptly following its filing with the Commission.

          (c) If any of the following events (any such event a "REGISTRATION DEFAULT") shall occur, then, as liquidated damages, additional interest (the "ADDITIONAL INTEREST") shall become payable in respect of the Bonds as follows:

               (i) if the Exchange Offer Registration Statement or a Shelf Registration Statement is not filed with the Commission within 120 days following the Closing Date, then commencing on the 121st day after the Closing Date, Additional Interest shall accrue on the principal amount of the Bonds at a rate of 0.25% per annum; or


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               (ii) if neither the Exchange Offer Registration Statement nor a
          Shelf Registration Statement is declared effective by the Commission on or prior to the 180th day following the Closing Date, then commencing on the 181st day after the Closing Date, Additional Interest shall accrue on the principal amount of the Bonds at a rate of 0.25% per annum; or

               (iii) if either (A) the Company has not exchanged Exchange Bonds for all Bonds validly tendered and not withdrawn, in accordance with the terms of the Exchange Offer, on or prior to 35 days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time prior to two years from the Closing Date, then commencing on (x) the 36th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective, in the case of (B) above, Additional Interest shall accrue on the principal amount of Bonds at a rate of 0.25% per annum.

     PROVIDED, HOWEVER, that the Additional Interest rate on the Bonds, shall not exceed in the aggregate 0.25% per annum; AND PROVIDED FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), (3) upon the exchange of Exchange Bonds for all Bonds validly tendered and not withdrawn (in the case of clause (iii) (A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) (B) above), or (4) upon the termination of transfer restrictions on the Bonds as a result of the application of Rule 144(k), Additional Interest on the Bonds as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

          (d) Any reference herein to a registration statement shall be deemed to include any document incorporated therein by reference as of the applicable Effective Time and any reference herein to any post effective amendment to a registration statement shall be deemed to include any document incorporated therein by reference as of a time after such Effective Time.

          (e) Notwithstanding any other provision of this Agreement, no holder of Registrable Bonds who does not comply with the provisions of Section 3(d), if applicable, shall be entitled to receive Additional Interest unless and until such holder complies with the provisions of such section, if applicable.


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     3.   REGISTRATION PROCEDURES.

     The following provisions shall apply to registration statements filed pursuant to Section 2:

          (a) At or before the Effective Time of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

          (b) In connection with the Company's obligations with respect to the Shelf Registration Statement, if applicable, the Company shall, as soon as reasonably practicable (or as otherwise specified herein):

               (i) prepare and file with the Commission a registration statement with respect to the Shelf Registration Statement on any form which may be utilized by the Company and which shall permit the disposition of the Registrable Bonds in accordance with the intended method or methods thereof, as specified in writing by the holders of the then Registrable Bonds, and use its reasonable best efforts to cause such registration statement to become effective as soon as practicable thereafter;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such registration statement for the period specified in Section 2(b) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such registration statement, and furnish to the holders of the then Registrable Bonds copies of any such supplement or amendment simultaneously with its being filed with the Commission;

               (iii) comply, as to all matters within the Company's control, with the provisions of the Securities Act with respect to the disposition of all of the Registrable Bonds covered by such registration statement in accordance with the intended methods of disposition by the holders thereof provided for in such registration statement;

               (iv) provide to any of (A) the holders of the Registrable Bonds to be included in such registration statement, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (C) the sales or placement agent, if any, therefor, (D) counsel for such underwriters or agent and (E) counsel for the holders of


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          such Registrable Bonds who so request of the Company in writing the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

               (v) for a reasonable period prior to the filing of such registration statement, and throughout the Resale Period, make available at reasonable times at the Company's principal place of business or such other reasonable place for inspection by the persons referred to in (D) and (E) of Section 3(b)(iv), who shall certify to the Company that they represent persons who have a current intention to sell their Registrable Bonds pursuant to the Shelf Registration Statement, such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of the representatives referred to above, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that each representative and party represented shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement and the opportunity to contest the same or seek an appropriate protective order), or (C) such information is required to be set forth in such registration statement or the prospectus included therein or in an amendment to such registration statement or an amendment or supplement to such prospectus in order that such registration statement, prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

               (vi) promptly notify the selling holders of Registrable Bonds, the sales or placement agent, if any, therefor and the managing underwriter or underwriters, if any, thereof named in the Shelf Registration Statement or a supplement thereto, and confirm such notice in writing, (A) when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective


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          amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation or written threat of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Bonds for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, if such registration statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act;

               (vii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date;

               (viii) if requested by any managing underwriter or underwriters, any placement or sales agent or any holder of Registrable Bonds, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission relating to the terms of the sale of such Registrable Bonds, including information with respect to the principal amount of Registrable Bonds being sold by such holder or agent or to any underwriters, the name and description of such holder, agent or underwriter, the offering price of such Registrable Bonds and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and any other terms of the offering of the Registrable Bonds to be sold by such holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

               (ix) furnish to each holder of Registrable Bonds, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(b)(iv) a conformed copy of such registration statement, each amendment or supplement thereto (in each case including all exhibits thereto) and such number of copies of such registration statement (excluding exhibits thereto) and of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), as they may reasonably request; and the Company hereby consents to the use of such


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          prospectus (including any such preliminary or summary prospectus) and any amendment or supplement thereto by each such holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company in connection with the offering and sale of the Registrable Bonds covered by the prospectus (including any such preliminary or summary prospectus) or any supplement or amendment thereto; and

               (x) use its reasonable best efforts to (A) register or qualify the Registrable Bonds to be included in such registration statement under such securities laws or blue sky laws of such United States jurisdictions as any holder of such Registrable Bonds and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, and (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration Statement is required to remain effective under Section 2(b); PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this
          Section 3(b)(x), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its Amended Articles of Consolidation or by-laws or any agreement between it and its stockholders.

In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information by such party; provided that the Company shall use its reasonable best efforts to obtain the necessary information from any party responsible for providing such information.

          (c)  In the event that the Company would be required, pursuant to
     Section 3(b)(vi)(D), to notify the selling holders of Registrable Bonds, the placement or sales agent, if any, therefor or the managing underwriters, if any, thereof named in the Shelf Registration Statement or a supplement thereto of the existence of the circumstances described therein, the Company shall promptly prepare and furnish to each such holder, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Bonds, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act. Each holder of Registrable Bonds agrees that upon receipt of any notice from the Company, pursuant to Section 3(b)(vi)(D), such holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to


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     discontinue) the disposition of Registrable Bonds pursuant to the registration statement applicable to such Registrable Bonds until such holder (i) shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus covering such Registrable Bonds at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Bonds pursuant to the Shelf Registration Statement may continue.

          (d) The Company may require each holder of Registrable Bonds as to which any registration pursuant to Section 2(b) is being effected to furnish to the Company such information regarding such holder and such holder's intended method of distribution of such Registrable Bonds as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such holder to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such holder or such holder's intended method of disposition of such Registrable Bonds or omits to state any material fact regarding such holder or such holder's intended method of disposition of such Registrable Bonds required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such holder or the disposition of such Registrable Bonds, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its "Affiliates" to resell any of the Bonds that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

          (f) In connection with the Company's obligations with respect to the registration of Exchange Bonds as contemplated by Section 2(a), if applicable, the Company shall, as soon as reasonably practicable (or as otherwise specified):

               (i) prepare and file with the Commission such amendments and supplements to the Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness thereof for the periods and purposes contemplated in Section


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          2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of the Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Bonds with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request for use in connection with resales of Exchange Bonds;

               (ii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in the Exchange Offer Registration Statement, and confirm such advice in writing, (A) when any prospectus amendment or supplement or post effective amendment to the Exchange Offer Registration Statement has been filed, and, with respect to any post-effective amendment to the Exchange Offer Registration Statement, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Bonds for sale in any United States jurisdiction or the initiation or threatening in writing of any proceeding for such purpose, or (D) at any time when a prospectus is required to be delivered under the Securities Act, if the Exchange Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act;

               (iii) in the event that the Company would be required, pursuant to Section 3(f)(ii)(D), to notify any broker-dealers holding Exchange Bonds, promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Bonds, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or notify such broker-dealers that the offer and sale of Exchange Bonds pursuant to the Exchange Offer Registration Statement may continue;

               (iv) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Exchange Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;

               (v) use its reasonable best efforts to register or qualify the Exchange Bonds under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(f)(v), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its Amended Articles of Consolidation or by-laws or any agreement between it and its stockholders; and

               (vi) make generally available to its security holders as soon as practicable but no later than eighteen months after the effective date of such registration statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

In case any of the foregoing obligations is dependent upon information provided or to be provided by a party other than the Company, such obligation shall be subject to the provision of such information by such party; provided that the Company shall use its reasonable best efforts to obtain the necessary information from any party responsible for providing such information.

     4.   REGISTRATION EXPENSES.

     The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company's performance of or compliance with this Agreement, including (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Bonds or Exchange Bonds for offering and sale under the State securities and blue sky laws referred to in Section 3(b)(x) and Section 3(f)(v) hereof, including reasonable fees and disbursements of one counsel for the placement or sales agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Bonds and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, and of any escrow agent or custodian, (e) internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance) and (g) reasonable fees, disbursements and expenses of one counsel for the holders of Registrable Bonds retained in connection with a Shelf

Registration Statement, as selected by the holders of at least a majority in aggregate principal amount of the Registrable Bonds being registered and approved by the Company, and fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the "REGISTRATION EXPENSES"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Bonds or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the holders of the Registrable Bonds being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Bonds and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

     5.   REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to, and agrees with, the Initial Purchasers and each of the holders from time to time of Registrable Bonds that:

          (a) Each registration statement covering Registrable Bonds and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(f) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Bonds, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from such time as a notice has been given to holders of Registrable Bonds pursuant to Section 3(b)(vi)(D) or Section 3(f)(ii)(D) hereof until such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(c) or Section 3(f)(iii) hereof or such time as the Company provides notice that offers and sales pursuant to the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, may continue, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(b) or Section 3(f) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a holder of Registrable Bonds expressly for use therein.

          (b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Bonds expressly for use therein.

          (c) The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not contravene any provision of applicable law or the Amended Articles of Consolidation or by-laws of the Company or, except to the extent that any such contravention would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, any indenture or instrument relating to indebtedness for money borrowed or any agreement to which the Company is a party or any order, rule, regulation or decree of any court or governmental agency or authority located in the United States having jurisdiction over the Company or any property of the Company; and, to the best knowledge of the Company, no consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except the Order (as defined in the Purchase Agreement), the registration under the Securities Act contemplated hereby, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws.

          (d) This Agreement has been duly authorized, executed and delivered by the Company.

     6.   INDEMNIFICATION

          (a) The Company will indemnify and hold harmless each Holder of the Registrable Bonds included in a Registration Statement, and each person who is named in such Registration Statement or a supplement thereto as a placement or sales agent or as an underwriter (each a "PARTICIPATING BROKER-DEALER") in any offering or sale of such Registrable Bonds and each person who controls any such person (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "INDEMNIFIED PARTIES") from and against any losses, claims, damages or liabilities, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Bonds) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof, PROVIDED, HOWEVER, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Indemnified Party or any Affiliate thereof specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder or Participating Broker-Dealer from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Bonds concerned (or any Affiliate of such Holder or Participating Broker-Dealer), to the extent that a prospectus relating to such Registrable Bonds was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer or any Affiliate thereof results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Bonds to such person, a copy of the final prospectus if the

     Company had previously furnished copies thereof to such Holder or Participating Broker-Dealer; PROVIDED FURTHER, HOWEVER, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

          (b) Each Holder of the Registrable Bonds and Participating Broker-Dealer, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder or Participating Broker-Dealer, as the case may be, and furnished to the Company by or on behalf of such Holder or Participating Broker-Dealer, as the case may be, specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder or Participating Broker-Dealer, as the case may be, may otherwise have to the Company or any of its controlling persons.

          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
     Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the exchange of the Registrable Bonds, pursuant to the transactions contemplated by the applicable Registration Statement or prospectus, or
     (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder, Participating Broker-Dealer, or other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 6(d), the Holders of the Registrable Bonds shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Bonds pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

          (e) The agreements contained in this Section 6 shall survive the sale of the Registrable Bonds pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     7.   RULE 144.

     The Company covenants to the holders of Registrable Bonds that the Company shall use its reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act, all to the extent required from time to time to enable such holder to sell Registrable Bonds without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Bonds in connection with that holder's sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

     8.   MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Bonds which would be inconsistent with the terms contained in this Agreement.

          (b) NOTICES. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Company, to it at 1000 East

     Main Street, Plainfield, Indiana 46168, Attn: Treasurer; if to an Initial Purchaser, to it at the address for the Initial Purchasers set forth in the Purchase Agreement; and if to a holder, to the address of such holder set forth in the security register or other records of the Company or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (c) PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. In the event that any transferee of any holder of Registrable Bonds shall acquire Registrable Bonds, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a party hereto for all purposes and such Registrable Bonds shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Bonds such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the applicable terms and provisions of this Agreement.

          (d) SURVIVAL. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Bonds, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Bonds pursuant to the Purchase Agreement and the transfer and registration of Registrable Bonds by such holder and the consummation of an Exchange Offer.

          (e) LAW GOVERNING. THIS REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          (f) HEADINGS. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other writings referred to herein (including the Indenture) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Bonds at the time outstanding. Each holder of any Registrable Bonds at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(g), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Bonds or is delivered to such holder.

          (h) INSPECTION. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Bonds shall be made available for inspection and copying on any business day by any holder of Registrable Bonds for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Bonds under the Bonds, the Indenture and this Agreement) at the offices of the Company at the address thereof set forth in Section 8(b) above, or at the office of the Trustee under the Indenture.

          (i) COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

          (j) REMEDIES. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Bonds, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement; PROVIDED that the sole damages payable for a violation of the terms of this Agreement for which liquidated damages are expressly provided pursuant to Section 2(c) hereof shall be such liquidated damages. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (k) SUCCESSORS AND ASSIGNS. Any person who purchases any Registrable Bonds from an Initial Purchaser shall be deemed, for purposes of this Agreement, to be an assignee of such Initial Purchaser. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each Holder of any Registrable Bonds.

          (l) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

          (m) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (n) FURTHER ASSURANCES. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

          (o) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4 or 5 hereof and the obligations to make payments of and provide for liquidated damages under
     Section 2(c) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with their terms.

Agreed to and accepted as of the date referred to above.


                                   PSI ENERGY, INC.


                                   By:  /s/ LISA GAMBLIN
                                        -----------------------------------
                                        Name: Lisa Gamblin
                                        Title: Treasurer

                                   MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED
                                   ABN AMRO ROTHSCHILD LLC
                                   J.P. MORGAN SECURITIES INC.

                                   By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED


                                   By:  /s/ BRANT MELESKI
                                        -----------------------------------
                                        Name: Brant Meleski
                                        Title: Vice President